UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2007

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IMPSAT Fiber Networks, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-29085	52-1910372
____________________________ (State or other jurisdiction of incorporation)	_________________ (Commission File Number)	__________________ (IRS Employer Identification No.)

Elvira Rawson de Dellepiane 150
Piso 8, C1107BCA
Buenos Aires, Argentina
(Address of principal executive offices)

Registrant’s telephone number, including area code: (5411) 5170-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 15, 2007, IMPSAT Fiber Networks, Inc., a Delaware corporation (the “Company”), Global Crossing Limited, a Bermuda corporation (“GCL”), and GC Crystal Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of GCL (“MergerCo”), entered into an amendment to the Agreement and Plan of Merger, dated as of October 25, 2006, as amended (the “Merger Agreement”), which provides for the extension of (i) the Final Termination Date, as defined in the Merger Agreement, from April 16, 2007 to May 25, 2007; and (ii) the Regulatory Outside Closing Date, as defined in the Merger Agreement, from April 16, 2007 to May 25, 2007. The Company, GCL and MergerCo have amended the Merger Agreement to provide additional time to obtain all necessary approvals to consummate the merger.

Additionally, on March 15, 2007, the Company and its subsidiaries in Argentina and Brazil entered into amendments to its US$38,920,888.89 Second Amended and Restated Financing Agreement, dated as of July 29, 2005 (the “Argentina Financing Agreement”) and its US$81,066,666.67 Second Amended and Restated Financing Agreement, dated as of July 29, 2005 (the “Brazil Financing Agreement”), which provided for the extension of the interest payment date under the Argentina Financing Agreement and the interest and principal payment dates under the Brazil Financing Agreement from March 25, 2007 to May 25, 2007, and the waiver until the first quarter of 2008 of the Debt Service Coverage Ratio, as defined in the Brazil Financing Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following is furnished as an Exhibit to this report:

2.1	Second Amendment to Agreement and Plan of Merger, dated as of March 15, 2007, among IMPSAT Fiber Networks, Inc., Global Crossing Limited and GC Crystal Acquisition, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPSAT Fiber Networks, Inc.

Date:	March 16, 2007	By:	/s/ Hector Alonso
			Name:	Hector Alonso
			Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

2.1	Second Amendment to Agreement and Plan of Merger, dated as of March 15, 2007, among IMPSAT Fiber Networks, Inc., Global Crossing Limited and GC Crystal Acquisition, Inc.